Exhibit 99.1

News Release


FOR IMMEDIATE RELEASE


               UNIONBANCORP, INC. REPORTS SECOND QUARTER EARNINGS


OTTAWA, IL, July 28, 2004 - Dewey R. Yaeger, President and Chief Executive Officer of UnionBancorp, Inc. (Nasdaq: UBCD), announced second quarter earnings of $913,000 or $0.21 per diluted share. This compares to $1,446,000 or $0.34 per diluted share earned in the second quarter of 2003. For the six months ended June 30, 2004, net income equaled $1,713,000 or $0.39 per diluted share compared to $3,253,000 or $0.77 per diluted share earned in the same period during 2003.

Commenting on the quarter, Yaeger stated, "Management's sustained focus on improving asset quality is beginning to show results by way of improved processes, stronger reserves and lower levels of non-performing loans. We are also encouraged by favorable trends in expense control and low charge-off levels. Net interest income growth will remain a challenge as we attempt to strike a balance between a conservative approach to lending and growth of our portfolio, while mitigating the continued pressure on our margin."

Second Quarter 2004 Highlights:

     o    Earnings per share increased 16.7% over the first quarter of 2004.

     o The Company completed the sale of its Blandinsville sales and service office that resulted in a net gain on the sale. The impact to earnings, net of taxes, was approximately $0.07 per diluted share.

     o The Company entered into a Definitive Purchase and Assumption Agreement with First Bankers Trust Company to purchase approximately $90 million in deposits and $40 million in loans from UnionBank, thus exiting the Company from its Quincy, Macomb, Carthage, Rushville and Paloma markets. The transaction is expected to be completed late in the third quarter, pending the timing of regulatory approval by the Federal Reserve System and the Office of the Comptroller of the Currency.

     o The Company announced that it has filed the necessary applications to merge UnionFinancial Services & Trust Company into UnionBank.

     o The net interest margin remained relatively stable over the previous three quarters, reported at 3.31% at the end of the second quarter 2004.

     o The Company experienced favorable trends in expense control as noninterest expense levels decreased $140,000 or 2.0% during the second quarter of 2004 in comparison to the second quarter of 2003.

     o The reserve coverage ratio (allowance to nonperforming loans) was reported at 176.43% as of June 30, 2004 as compared to 117.69% as of June 30, 2003 and 106.30% as of December 31, 2003.

     o Contributions to the provision for loan losses decreased $250,000 as compared with the first quarter 2004.

     o The level of non-performing loans to total end of period loans totaled 1.28% as of June 30, 2004 compared to 1.29% on June 30, 2003 and 1.78%
          at December 31, 2003.

     o Loan demand in the second quarter remained soft, as total loans decreased $23.1 million to $453.7 million since December 31, 2003.

     o The Company's Board of Directors approved the payment of a $0.10 quarterly cash dividend on the Company's common stock, marking the 77th consecutive quarter of dividends paid to stockholders.

Net Interest Margin

Net interest margin for second quarter 2004 was 3.31%, down from 3.66% for second quarter 2003 and 3.34% from first quarter 2004. Tax-equivalent net interest income decreased 12.5% to $5,713,000 for second quarter 2004 as compared to $6,529,000 for 2003's second quarter. This decrease resulted from repricing of earning assets in a lower rate environment and a shift in our earning assets from higher yielding loans to lower yielding investments.


Noninterest Income and Expense

Noninterest income, excluding securities gains and the gain on sale of Blandinsville, decreased from $3,649,000 to $2,714,000. The decrease was primarily related to a drop in revenue generated from the mortgage banking division (including gains on sale and servicing income, net of non-cash amortization charges in the carrying value of the mortgage servicing rights portfolio), merchant POS and credit card fees due to the sale of those product lines.

Noninterest expense experienced a $140,000 or 1.95% decrease on a quarter-over-quarter basis. The significant improvement was primarily a result of enhanced operational efficiencies. Offsetting the decrease was an increase in legal fees related to the work-out of nonperforming loans and personnel and facility expenses related to the opening of the Yorkville sales and service center.

Asset Quality

During the first six months of 2004, the loan portfolio decreased 0.05% to $453.7 million, as compared to $476.8 million at December 31, 2003. This was due to tighter underwriting standards, a continued softening of overall loan demand and normal paydowns. The level of nonperforming loans to total end of period loans totaled 1.26% as of June 30, 2004 compared to 1.29% on June 30, 2003 and 1.78% at December 31, 2003. Net charge-offs for the second quarter were 0.03% of average loans, as compared to 0.10% for second quarter 2003. The reserve coverage ratio (allowance to nonperforming loans) was reported at 176.43% as of June 30, 2004 as compared to 117.69% as of June 30, 2003 and 106.30% as of December 31, 2003.

About the Company

UnionBancorp, Inc. is a regional financial services company based in Ottawa, Illinois, and devotes special attention to personal service and offers Bank, Trust, Insurance and Investment services at each of its locations. The Company's market area extends from the far Western suburbs of the Chicago metropolitan area across Central and Northern Illinois to the Mississippi River in Western Illinois.

UnionBancorp common stock is listed on The Nasdaq Stock Market under the symbol "UBCD." Further information about UnionBancorp, Inc. can be found at the Company's website at http://www.ubcd.com.
                     -------------------

Safe Harbor Statement

This release may contain "forward-looking" statements. Forward looking statements are identifiable by the inclusion of such qualifications as "expects", "intends", "believes", "may", "likely" or other indications that the particular statements are not based upon fact but are rather based upon the Company's beliefs as of the date of this release. Actual events and results may differ significantly from those described in such forward-looking statements, due to changes in the economy, interest rates or other factors. For additional information about these factors, please review our filings with the Securities and Exchange Commission.

Contact:  Dewey R. Yaeger                       Kurt R. Stevenson
          President and                         Senior Vice President and
          Chief Executive Officer               Chief Financial Officer
          UnionBancorp, Inc.                    UnionBancorp, Inc.
          dewey.yaeger@ubcd.com                 kurt.stevenson@ubcd.com


Accompanying Financial Statements and Tables

Accompanying this press release is the following unaudited financial information:

     o    Unaudited Quarterly and Year to Date Highlights
     o    Unaudited Consolidated Balance Sheets
     o    Unaudited Consolidated Statements of Income
     o    Unaudited Selected Quarterly Consolidated Financial Data

UnionBancorp, Inc.
Unaudited Quarterly and Year to Date Highlights (In Thousands, Except Share
Data)
================================================================================

                                                 Three Months Ended               Six Months Ended
                                                      June 30,                        June 30,
                                            ----------------------------    ----------------------------
                                                2004            2003            2004            2003
                                            ------------    ------------    ------------    ------------
Operating Highlights
    Net income                              $        913    $      1,446    $      1,713    $      3,253
    Return on average total assets                  0.49%           0.74%           0.45%           0.84%
    Return on average stockholders equity           5.44            8.10            5.05            9.37
    Net interest margin                             3.31            3.66            3.33            3.77
    Efficiency ratio                               82.45           69.30           81.38           67.83

Per Share Data
    Diluted earnings per common share       $       0.21    $       0.34    $       0.39    $       0.77
    Book value per common share             $      16.47    $      17.55    $      16.47    $      17.55
    Diluted weighted average common
       shares outstanding                      4,115,166       4,068,284       4,114,251       4,053,126
    Period end common shares outstanding       4,038,800       3,998,946       4,038,800       3,998,946

Stock Performance Data
    Market Price:
       Quarter End                          $      19.46    $      20.00    $      19.46    $      20.00
       High                                 $      23.00    $      20.48    $      23.00    $      20.48
       Low                                  $      19.25    $      16.05    $      19.25    $      15.15
    Period end price to book value                  1.18            1.14            1.18            1.14

UnionBancorp, Inc.
Unaudited Consolidated Balance Sheets (In Thousands)
================================================================================

                                                             June 30,      December 31,
                                                               2004            2003
                                                           ------------    ------------
ASSETS
Cash and cash equivalents                                  $     26,972    $     22,198
Securities available-for-sale                                   211,733         252,248
Loans                                                           453,676         476,812
Allowance for loan losses                                       (10,224)         (9,011)
                                                           ------------    ------------
     Net loans                                                  443,452         467,801
Cash surrender value of life insurance                           14,725          14,379
Mortgage servicing rights                                         2,804           2,775
Premises and equipment, net                                      16,200          16,576
Goodwill                                                          7,642           7,642
Intangible assets, net                                            1,129           1,232
Other real estate                                                   164             227
Other assets                                                      7,198           8,344
                                                           ------------    ------------

         Total assets                                      $    732,019    $    793,422
                                                           ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
     Deposits
         Non-interest-bearing                              $     77,072    $     89,424
         Interest-bearing                                       506,540         548,608
                                                           ------------    ------------
              Total deposits                                    583,612         638,032
     Federal funds purchased and securities sold
       under agreements to repurchase                             1,336           1,533
     Advances from the Federal Home Loan Bank                    67,700          72,450
     Notes payable                                                7,296           7,873
     Series B mandatory redeemable preferred stock                  831             831
     Other liabilities                                            4,212           4,656
                                                           ------------    ------------
         Total liabilities                                      664,987         725,375
                                                           ------------    ------------

Stockholders' equity
     Series A convertible preferred stock                           500             500
     Common stock                                                 4,640           4,628
     Surplus                                                     22,572          22,484
     Retained earnings                                           44,412          43,609
     Accumulated other comprehensive income                         221           2,141
     Unearned compensation under stock option plans                  --              (2)
                                                           ------------    ------------
                                                                 72,345          73,360
     Treasury stock, at cost                                     (5,313)         (5,313)
                                                           ------------    ------------
              Total stockholders' equity                         67,032          68,047
                                                           ------------    ------------

              Total liabilities and stockholders' equity   $    732,019    $    793,422
                                                           ============    ============

UnionBancorp, Inc.
Unaudited Consolidated Statements of Income (In Thousands, Except Per Share
Data)
================================================================================

                                                     Three Months Ended         Six Months Ended
                                                          June 30,                  June 30,
                                                  ------------------------   -----------------------
                                                     2004          2003         2004         2003
                                                  ----------    ----------   ----------   ----------
Interest income
    Loans                                         $    7,035    $    8,281   $   14,303   $   16,820
    Securities
       Taxable                                         1,485         1,689        3,390        3,577
       Exempt from federal income taxes                  318           398          643          793
Federal funds sold and other                               5            13           15           31
                                                  ----------    ----------   ----------   ----------
       Total interest income                           8,843        10,381       18,351       21,221

Interest expense
    Deposits                                           2,456         3,189        5,287        6,647
    Federal funds purchased and securities sold
      under agreements to repurchase                      40            40           53           70
    Advances from the Federal Home Loan Bank             728           770        1,499        1,457
    Series B Mandatory Redeemable                         13            --           25           --
    Notes payable                                         75            81          155          165
                                                  ----------    ----------   ----------   ----------
       Total interest expense                          3,312         4,080        7,019        8,339
                                                  ----------    ----------   ----------   ----------
Net interest income                                    5,531         6,301       11,332       12,882
Provision for loan losses                                500         1,257        1,250        1,869
                                                  ----------    ----------   ----------   ----------
Net interest income after
    Provision for loan losses                          5,031         5,044       10,082       11,013

Noninterest income
    Service charges                                      803           794        1,514        1,550
    Merchant fee income                                   12           210           68          489
    Trust income                                         180           146          364          323
    Mortgage banking income                              647         1,192        1,215        2,221
    Insurance commissions and fees                       608           641        1,241        1,235
    Securities gains, net                                 10           129           10          221
    Gain on sale of assets                               466           309          725          309
    Other income                                         464           666          977        1,338
                                                  ----------    ----------   ----------   ----------
                                                       3,190         4,087        6,114        7,686
Noninterest expenses
    Salaries and employee benefits                     4,136         3,979        8,286        7,809
    Occupancy expense, net                               559           470        1,111          968
    Furniture and equipment expense                      573           524        1,130        1,017
    Supplies and printing                                115           122          230          248
    Telephone                                            142           281          296          538
    Other real estate owned expense                       (3)           40            4          168
    Amortization of intangible assets                     51            52          103          106
    Other expenses                                     1,456         1,701        2,848        3,332
                                                  ----------    ----------   ----------   ----------
                                                       7,029         7,169       14,008       14,186
                                                  ----------    ----------   ----------   ----------
Income before income taxes                             1,192         1,962        2,188        4,513
Income taxes                                             279           516          475        1,260
                                                  ----------    ----------   ----------   ----------
Net income                                               913         1,446        1,713        3,253
Preferred stock dividends                                 52            64          104          128
                                                  ----------    ----------   ----------   ----------

Net income for common stockholders                $      861    $    1,382   $    1,609   $    3,125
                                                  ==========    ==========   ==========   ==========
Basic earnings per share                          $     0.21    $     0.34   $     0.40   $     0.78
                                                  ==========    ==========   ==========   ==========
Diluted earnings per common share                 $     0.21    $     0.34   $     0.39   $     0.77
                                                  ==========    ==========   ==========   ==========

UnionBancorp, Inc.
Unaudited Selected Quarterly Consolidated Financial Data (In Thousands, Except Share Data)
================================================================================

                                                                                        Quarters Ended
                                                           ------------------------------------------------------------------------
                                                             06/30/04       03/31/04       12/31/03       09/30/03       06/30/03
                                                           ------------   ------------   ------------   ------------   ------------
                                                                         (Dollars in Thousands, Except Per Share Data)
Statement of Income Data
   Interest income                                         $      8,843   $      9,508   $      9,591   $     10,274   $     10,381
   Interest expense                                              (3,312)        (3,707)        (3,847)        (3,775)        (4,080)
                                                           ------------   ------------   ------------   ------------   ------------
     Net interest income                                          5,531          5,801          5,744          6,499          6,301
   Provision for loan losses                                        500            750          2,011          4,356          1,257
                                                           ------------   ------------   ------------   ------------   ------------
     Net interest income after provision for loan losses          5,031          5,051          3,733          2,143          5,044
   Noninterest income                                             3,190          2,924          2,774          3,259          4,087
   Noninterest expense                                            7,029          6,979          7,260          7,161          7,169
                                                           ------------   ------------   ------------   ------------   ------------
   Income (loss) before income taxes                              1,192            996           (753)        (1,759)         1,962
   Provision (benefit) for income taxes                             279            196           (499)          (890)           516
                                                           ------------   ------------   ------------   ------------   ------------
   Net income                                              $        913   $        800   $       (254)  $       (869)  $      1,446
                                                           ============   ============   ============   ============   ============
   Net income on common stock                              $        861   $        748   $       (254)  $       (934)  $      1,382
                                                           ============   ============   ============   ============   ============

Per Share Data
   Basic earnings per common shares                        $       0.21   $       0.19   $      (0.07)  $      (0.23)  $       0.34
   Diluted earnings per common shares                              0.21           0.18          (0.07)         (0.23)          0.34
   Cash dividends on common stock                                  0.10           0.10           0.09           0.09           0.09
   Dividend payout ratio for common stock                         46.92%         53.96%            --             --          18.56%
   Year-end book value per common share                    $      16.47   $      16.88   $      16.77   $      16.87   $      17.55
   Basic weighted average common shares outstanding           4,037,347      4,031,181      4,010,111      4,000,546      3,994,564
   Diluted weighted average common shares outstanding         4,115,166      4,114,385      4,098,841      4,097,793      4,068,284
   Period-end common shares outstanding                       4,038,800      4,035,900      4,026,850      4,000,646      3,998,946

Balance Sheet Data
   Securities                                              $    211,733   $    250,282   $    252,248   $    235,508   $    220,937
   Loans                                                        453,676        466,591        476,812        483,042        476,386
   Allowance for loan losses                                     10,224          9,882          9,011          9,082          7,253
   Assets                                                       732,019        776,399        793,422        792,481        772,931
   Deposits                                                     583,612        614,975        638,032        622,952        606,955
   Stockholders' equity                                          67,032         68,619         68,047         67,989         70,701

Earnings Performance Data
   Return on average total assets                                  0.49%          0.41%         (0.10)%        (0.45)%         0.74%
   Return on average stockholders' equity                          5.44           4.67          (1.10)         (4.98)          8.10
   Net interest margin ratio                                       3.31           3.34           3.29           3.76           3.66
   Efficiency ratio (1)                                           82.45          80.33          85.04          71.59          69.30

Asset Quality Ratios
   Nonperforming assets to total end of period assets              0.81%          0.95%          1.10%          1.30%          0.84%
   Nonperforming loans to total end of period loans                1.28           1.53           1.78           2.11           1.29
   Net loan charge-offs to total average loans                     0.03          (0.03)          0.44           0.52           0.10
   Allowance for loan losses to total end of period loans          2.25           2.12           1.89           1.88           1.52
   Allowance for loan losses to nonperforming loans              176.43         138.13         106.30          89.01         117.69

Capital Ratios
   Average equity to average assets                                8.92%          8.72%          8.63%          8.94%          9.04%
   Total capital to risk adjusted assets                          12.73          12.32          12.52          12.20          12.63
   Tier 1 leverage ratio                                           8.38           7.83           7.60           7.63           8.01

----------------------------------------------------

(1) Calculated as noninterest expense less amortization of intangibles and expenses related to other real estate owned divided by the sum of net interest income before provisions for loan losses and total noninterest income excluding securities gains and losses and gains on sale of assets.